

<ARTICLE> 5
<LEGEND>
This schedule contains financial information extracted from the Consolidated
Financial Statements of Genzyme Corporation and Subsidiaries and is qualified in its entirety by reference to such financial statements.
<MULTIPLIER> 1,000
<CURRENCY>   U.S. DOLLARS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<EXCHANGE-RATE>                                      1
<CASH>                                         102,406
<SECURITIES>                                    51,259
<RECEIVABLES>                                  130,377
<ALLOWANCES>                                    12,100
<INVENTORY>                                    139,681
<CURRENT-ASSETS>                               456,585
<PP&E>                                         496,727
<DEPRECIATION>                                 111,379
<TOTAL-ASSETS>                               1,295,453
<CURRENT-LIABILITIES>                          105,763
<BONDS>                                        170,276
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,015
<OTHER-SE>                                   1,011,035
<TOTAL-LIABILITY-AND-EQUITY>                 1,295,453
<SALES>                                        529,927
<TOTAL-REVENUES>                               608,841
<CGS>                                          206,028
<TOTAL-COSTS>                                  253,317
<OTHER-EXPENSES>                               314,444
<LOSS-PROVISION>                                 2,835
<INTEREST-EXPENSE>                              12,667
<INCOME-PRETAX>                                 25,729
<INCOME-TAX>                                    12,100
<INCOME-CONTINUING>                             13,629
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    13,629
<EPS-PRIMARY>                                     1.01<F1>
<EPS-DILUTED>                                     0.98<F1>

<F1>The earnings per share figures prepared on this schedule represent EPS data for net income attributable to Genzyme General Division Common Stock. Genzyme Corporation reports earnings based on its three tracking stocks ("GGD Stock"), therefore consolidate earnings per share data is not applicable . For the year ended December 31, 1997, Genzyme General has net income of $77,447 and net loss per share of GGD Stock - basic and diluted of $0.01 and $0.98, respectively. Net loss for Genzyme Tissue Repair for the year ended December 31, 1997 was $245,984 or $3.07 per share of GTR Stock - basic and diluted. Net loss for Genzyme Molecular Oncology for the year ended December 31, 1997 was $19,578, or $5.01 per share of GMO Stock - basic and diluted.

